Exhibit 10.8


                              *Independent Thinking


September 9, 2004

Bay Resources Ltd.
Suite 1801
1 Yonge Street
Toronto, Ontario
M5E 1W7

Attention:        Mr. Joseph I. Gutnick, President

Dear Sir or Madam:

Re:               Bay Resources Ltd. (the "Company")
                  Engagement Letter - Sponsorship

We understand that Bay Resources Ltd. ("the Company") will be undertaking a TSX Venture Exchange Listing Application (the "Transaction") and wishes Canaccord Capital Corporation ("Canaccord") to act as the Company's sponsor pursuant to the sponsorship policies of the TSX Venture Exchange (the "Exchange"). Canaccord hereby agrees to act as the Company's sponsor subject to completing our due diligence and on the terms and conditions set forth below.

The following terms represent the basis under which Canaccord and the Company have agreed to proceed with the Sponsorship and they will be superseded and replaced by a more formal sponsorship agreement in our standard form (the "Formal Agreement"):

1. In order for Canaccord and Canaccord's legal counsel to commence their due diligence, the Company agrees to provide to Canaccord the following documents (the "Documents") forthwith:

          (a)  all  available   audited,   unaudited  and  pro-forma   financial
               statements of the Company;

          (b)  all  available  technical  reports  (draft or  otherwise),  title
               reports,   valuations,   patents,   trademarks   and   copyrights
               respecting the operations and assets of the Company;

          (c) a current copy of the Company's business plan, together with financial projections and details of all underlying assumptions made by management;

          (d) a copy of the draft information circular or other disclosure document appropriate to the Transaction;

          (e)  copies of all material contract; and

          (f) personal information forms (in Form 2A of the Exchange) and resumes for each of the directors, officers and insiders of the Company.

     Canaccord may request further documents from the Company apart from those noted above. The Company represents, warrants and covenants that the Documents provided to Canaccord or its counsel and any other written or oral representations made by the Company to Canaccord or its counsel are accurate and complete and fairly represent the business of the Company. Where there is any material change to any information provided to Canaccord by the Company, the Company agrees to immediately advise Canaccord and its counsel of the change.

2. Canaccord shall conduct such other investigations as it deems appropriate. This may involve Canaccord engaging independent consultants to assess the Company, at the Company's expense. The Company acknowledges that Canaccord is entitled to decide at any time during its investigations not to act as sponsor or to terminate its sponsorship. If Canaccord is prepared to act as sponsor, it shall notify the Exchange of that fact and in doing so shall prepare and deliver a sponsorship report (the "Sponsorship Report") in accordance with the rules and policies of the Exchange.

3. In order to prepare the Sponsorship Report and fulfill its sponsorship duties as required by the rules and policies of the Exchange, Canaccord will undertake:

     (a) a review of the experience and expertise of the Company's board of directors and management;

     (b)  a review of the business of the Company;

     (c) a review of the Company's compliance with all applicable regulations whether securities related or industry related;

     (d)  site visits as Canaccord considers is required; and

     (e) a review of such other documentation and matters as Canaccord considers is required.

4. The Company agrees to advise Canaccord promptly of any material event or material change in business, affairs, condition (financial or otherwise) or prospects of the Company that occur during the term of Canaccord's engagement hereunder.

5. The Company agrees to pay Canaccord a sponsorship fee of $ 50,000 plus GST; 50% of which will be non-refundable and paid upon execution of this agreement and the balance to be paid upon Canaccord delivering the preliminary Sponsorship Report to the Exchange. In the event the Company terminates this agreement prior to entering into the Formal Agreement, the Company agrees to pay all reasonable costs and expenses as outlined in "6" below.

6. In addition to the Sponsorship Fee, the Company agrees to reimburse all reasonable costs and expenses of Canaccord, whether or not the Transaction contemplated herein is completed and whether or not the Formal Agreement is entered into. Without limiting the generality of the foregoing, reasonable expenses include the costs of any consultant's report, the fees and disbursements of Canaccord's counsel, the costs of any searches into the background of directors and officers, and Canaccord's expenses related to informational meetings and travel, if any. Any other unusual expenses will normally be reviewed with the Company prior to being incurred. A $10,000 retainer will be payable in this regard upon signing of this engagement letter.

7. Fiscal advisory services provided by Canaccord Capital will be included in the fees described in item 5. Canaccord Capital's fiscal advisory services shall include:

     * Assistance in identifying and evaluating the strategic direction and business plan of the Company;

     *    Assistance in developing the Company's capital markets strategy;

     *    Assistance in developing a capitalization plan for the Company;

8. Subject to market conditions, Canaccord may offer to act as Agent on a commercially reasonable basis to raise Bay Resources up to $3,000,000 in Flow-Through financing. A separate engagement will outline more definitive terms and will be subject to successful listing on the TSX-V and a mutually agreeable valuation.

9. The Company covenants and agrees to indemnify Canaccord as provided for in Schedule A attached hereto. The provisions of the indemnity as provided for in Schedule A shall survive the termination of this Agreement.

10. The Company agrees that Canaccord shall have the right of first refusal for all future financings of the Company (the "Right of First Refusal") for a period of 12 months from the date of acceptance of the Transaction by the Exchange. The Right of First Refusal must be exercised by Canaccord within 10 business days of Canaccord receiving notice in writing from the Company that the Company intends to proceed with a financing. Such notice must contain the specific terms and conditions of such financing evidenced by a bona fide third party offer.

11. This Agreement shall terminate on the earlier of: (i) the date upon which either party gives written notice of the other party of termination of this Agreement, or (ii) the entering into of the Formal Agreement. Notwithstanding the termination of this Agreement, the Company will promptly pay all expenses and fees provided for in this Agreement. In addition, the Right of First Refusal will continue in full force upon termination of this Agreement.

12.  Time is of the essence of this Agreement.

13. This Agreement constitutes the entire agreement between the parties with respect to its subject matter, and supercedes any prior agreements with respect to that subject matter between the Company and Canaccord.

14. This Agreement and its application and interpretation will be governed exclusively by the laws prevailing in British Columbia. The parties to this Agreement consent to the jurisdiction of the courts of British Columbia, which courts shall have exclusive jurisdiction over any dispute of any kind arising out of or in connection with this Agreement.

15. This Agreement may be executed in as many counterparts as may be necessary and by facsimile, each of such counterparts so executed will be deemed to be an original, and such counterparts together will constitute one and the same instrument.

If this letter accurately reflects your understanding of the terms of our agreement and you agree to be legally bound thereby, please execute this letter agreement, in duplicate, where indicated below and return a signed copy thereof (by facsimile and by courier) to Canaccord Capital Corporation (attention: Frank
G. Sullivan). Should you have any questions or comments on the above, please contact Frank G. Sullivan at (604) 643-7648 or direct fax (604) 643-7040.



Yours truly,

CANACCORD CAPITAL CORPORATION



/s/ DAVID J. HORTON
------------------------------------
David J. Horton
Senior Vice President and Director


The foregoing accurately reflects the terms of the transaction which we hereby agree to enter into and the undersigned agrees to be legally bound hereby.

Agreed and accepted this 22nd day of September, 2004.

BAY RESOURCES LTD.



/s/ JOSEPH I. GUTNICK
----------------------------------------
Joseph I. Gutnick

                                   SCHEDULE A

Bay Resources Ltd. (the "Indemnitor") hereby agrees to indemnify and hold Canaccord Capital Corporation and/or any its subsidiary companies and/or divisions (hereinafter referred to as the "Sponsor") and each and every one of the directors, officers, employees and shareholders of the Sponsor (hereinafter referred to as the "Personnel") harmless from and against any and all expenses, losses, claims, actions, damages or liabilities, whether joint or several (including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings or claims), and the reasonable fees and expenses of its counsel that may be incurred in advising with respect to and/or defending any claim that may be made against the Sponsor to which the Sponsor and/or its Personnel may become subject or otherwise involved in any capacity under any statute or common law or otherwise insofar as such expenses, losses, claims, damages, liabilities or actions arise out of or are based directly or indirectly, upon the performance of professional services rendered to the Indemnitor by the Sponsor and its Personnel hereunder or otherwise in connection with the matters referred to in the attached letter agreement, provided however, that this indemnity shall not apply to the extent that a court of competent jurisdiction in a final judgement that has become non-appealable shall determine that:

i. the Sponsor or its Personnel have been negligent or dishonest or have committed any fraudulent act in the course of such performance; and

ii. the expenses, losses, claims, damages or liabilities, as to which indemnification is claimed, were directly caused by negligence, dishonesty or fraud referred to in (i).

If for any reason (other than the occurrence of any events itemized in (i) and (ii) above, the foregoing indemnification is unavailable to the Sponsor or insufficient to hold it harmless, then the Indemnitor shall contribute to the amount paid or payable by the Sponsor as a result of such expense, loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnitor on the one hand and the Sponsor on the other hand but also the relative fault of the Indemnitor and the Sponsor, as well as any relevant equitable considerations provided that the Indemnitor shall in any event contribute to the amount paid or payable by the Sponsor as a result of such expense, loss, claim, damage or liability any excess of such amount over the amount of the fees received by the Sponsor hereunder.

The Indemnitor agrees that in case any legal proceeding shall be brought against the Indemnitor and/or the Sponsor by any governmental commission or regulatory authority or any stock exchange or other entity having regulatory authority, either domestic or foreign, shall investigate the Indemnitor and/or the Sponsor and Personnel of the Sponsor shall be required to testify in connection therewith or shall be require to respond to procedures designed to discover information regarding, in connection with, or by reason of the performance of professional services rendered to the Indemnitor by the Sponsor, the Sponsor shall have the right to employ its own counsel in connection therewith, and the reasonable costs and out-of-pocket expenses incurred by the Sponsor and its Personnel in connection therewith shall be paid by the Indemnitor as they occur.

Promptly after receipt of notice of the commencement of any legal proceeding against the Sponsor or any of its Personnel or after receipt of notice of the commencement of any investigation, which is based, directly or indirectly, upon any matter in respect of which indemnification may be sought from the Indemnitor, the Sponsor will notify the Indemnitor in writing of the commencement thereof and, throughout the course thereof, will provide copies of all relevant documentation to the Indemnitor, will keep the Indemnitor advised of the progress thereof and will discuss with the Indemnitor all significant actions proposed.

The indemnity and contribution obligations of the Indemnitor shall be in addition to any liability which the Indemnitor may otherwise have, shall extend upon the same terms and conditions to the Personnel of the Sponsor and shall be binding upon and ensure to the benefit of any successors, assigns, heirs and personal representatives of the Indemnitor, the Sponsor and any of the Personnel of the Sponsor. The foregoing provisions shall survive the completion of professional services rendered under the attached letter of agreement or any terminations of the authorization given by the attached Engagement Letter.



/s/ DAVID J. HORTON
--------------------    for CANACCORD CAPITAL CORPORATION


/s/ JOSEPH I. GUTNICK
----------------------  for BAY RESOURCES LTD.